Exhibit 10.20

EMPLOYMENT AGREEMENT

THIS AGREEMENT (“Agreement”) is made as of July 18, 2014 by and between Syntel INC, 525 E. Big Beaver, Suite 300, Troy, MI 48083 (“SYNTEL”) and Rajiv Tandon (“EMPLOYEE”). In consideration of the mutual promises and covenants herein contained, SYNTEL and EMPLOYEE agree as follows:

1. Duties. EMPLOYEE agrees to use EMPLOYEE’s best efforts in the performance of employment duties assigned to EMPLOYEE from time to time and to, at all times, act in good faith and in the best interests of SYNTEL. EMPLOYEE agrees to comply with all rules, regulations and procedures established by SYNTEL.

2. Confidential Information. Simultaneous with the execution of this Agreement EMPLOYEE will execute and deliver to SYNTEL the confidentiality letter agreement attached hereto as Exhibit A, which confidentiality letter agreement is incorporated herein by reference.

3. Works of Authorship. Any work of authorship created by EMPLOYEE and all improvements, discoveries, or inventions made or conceived by EMPLOYEE, either solely or jointly with others, during employment with SYNTEL in any way related to EMPLOYEE’s employment with SYNTEL, the performance of services to any SYNTEL customer, or created, in whole or in part, during working hours or with information or resources obtained from or through SYNTEL or any SYNTEL customer, shall be promptly reported to SYNTEL and shall be and remain the sole and exclusive property of SYNTEL, without further consideration. Upon request by SYNTEL, all documents and papers shall be executed, and all reasonable assistance shall be furnished (1) to establish in SYNTEL title to such work of authorship, improvements, discoveries, and inventions and (2) to enable SYNTEL to apply for United States and foreign patents thereon. EMPLOYEE agrees and warrants that any deliverable or service delivered to SYNTEL and SYNTEL’s use of such deliverable or service will neither infringe any copyrights, nor knowingly infringe any other intellectual property rights of any entity.

4. Effective Date. This Agreement becomes effective upon (1) the execution of and return of this Agreement, (2) the execution and return of your offer letter, (3) your providing SYNTEL all required work authorization documents to work at the location assigned to you by SYNTEL, and (4) the commencement of your providing services on behalf of Syntel at the location assigned to you by SYNTEL.

5. Compensation/Benefits. SYNTEL shall provide compensation/benefits to EMPLOYEE as set forth in the letter accompanying this Agreement.

6. Non-diversion of Employees. During the term of this Agreement and for a period of two (2) years subsequent to the termination of this Agreement, EMPLOYEE shall not, without the prior written consent of SYNTEL, directly, indirectly, or through any other party solicit, offer to, or accept the employment of, or assist others to solicit, offer to, or accept the employment of, persons who are then, or were during the previous six (6) months, employees of SYNTEL or any SYNTEL subsidiary.

7. Non-solicitation/Non-compete. During the term of this Agreement and for a period of two (2) years subsequent to the termination of this Agreement, EMPLOYEE shall not, without the prior written consent of SYNTEL, directly, indirectly, or through any other party solicit business from or perform services for any direct or indirect SYNTEL customer or any prospective SYNTEL customer whom EMPLOYEE had any contact with or exposure to at any time during the term of this Agreement. This two (2) year period shall automatically be extended by any period of time commencing with SYNTEL’s demand of EMPLOYEE for compliance with this provision and the ultimate resolution of that demand either by agreement of SYNTEL and EMPLOYEE or by court order.

8. Former Employer. In the event EMPLOYEE becomes a party to any proceeding brought by any former employer of EMPLOYEE at any time during or after EMPLOYEE’s employment with SYNTEL, EMPLOYEE recognizes and agrees that EMPLOYEE shall have full and sole responsibility for responding to such action and that SYNTEL has no responsibility to participate in EMPLOYEE‘s response nor in EMPLOYEE‘s cost of such response. EMPLOYEE agrees that EMPLOYEE shall not, at any time, disclose to SYNTEL or its directors, officers, employees, or agents the trade secrets or any other confidential information of the EMPLOYEE’s former employer.

9. Compliance with Laws/Hold Harmless. EMPLOYEE agrees to comply with all provisions of this Agreement and with all laws and to indemnify, defend and hold harmless SYNTEL, its employees, agents, officers, and directors, from and against any and all claims, liabilities, damages, costs, and/or expenses of whatever kind or nature, including without limit court costs and attorney fees, arising out of or related to the failure to so comply other than those claims, liabilities, damages, costs, and/or expenses arising solely from the gross negligence or willful misconduct of SYNTEL.

10. Remedies. Notwithstanding paragraph 11 below, EMPLOYEE agrees that EMPLOYEE’s failure or neglect to perform, keep, or observe any term, provision, condition, covenant, warranty, or representation contained in this Agreement, Exhibit A - “Confidential Information”, or any other agreement between EMPLOYEE and SYNTEL will cause SYNTEL immediate and irreparable harm and that SYNTEL is, in addition to all other remedies available to it, entitled to immediate injunctive and equitable relief from a court having jurisdiction, as set forth in Paragraph 13, to prevent any breach and to secure the enforcement of its rights hereunder.

11. Arbitration and Limitation of Action. In consideration of employment with SYNTEL, EMPLOYEE agrees that any lawsuit, dispute, controversy, or claim arising out of or related to this Agreement which has not been mutually resolved by the parties (including but not limited to any dispute, controversy, or claim of any kind, including but not limited to disputes relating to any employment by SYNTEL or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, infliction of emotional distress, defamation and any claims of discrimination, harassment or other claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Employee Retirement Income Securities Act, or any other Federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of the EMPLOYEE’s employment with SYNTEL or its termination) shall be determined and settled according to the Commercial Arbitration Rules of the American Arbitration Association except for those disputes, controversies, or claims arising out of EMPLOYEE’S failure to abide by Paragraphs 6, 7, and/or Exhibit A “Confidential Information” of this Agreement. In partial consideration for employment, EMPLOYEE shall not commence any action or other legal proceeding relating to employment or the termination thereof more than six months after the event complained of and agrees to WAIVE ANY STATUTE OF LIMITATIONS TO THE CONTRARY. EMPLOYEE or SYNTEL may demand arbitration by giving written notice to the other party stating the nature of the controversy. An arbitration panel or an individual arbitrator shall be selected in accordance with the rules of the American Arbitration Association and the arbitration shall be held in Oakland County, Michigan. The arbitration panel or individual arbitrator shall allow such discovery as is appropriate for the purposes of the arbitration in accomplishing fair, speedy, and cost-effective resolution of disputes; shall be entitled to award such relief as may be granted by a court in the same jurisdiction; and shall be entitled to determine the allocation of fees associated with the arbitration in accordance with state statutes in the same jurisdiction. Any award rendered by the arbitration panel or individual arbitrator shall be final, conclusive, and binding upon the parties and a judgment may be enforced in any court having jurisdiction. SYNTEL and EMPLOYEE agree that they shall treat the arbitration itself and the outcome of the arbitration as confidential.

12. Reimbursement Obligation. In the event EMPLOYEE resigns employment with or is terminated for Cause by SYNTEL within twelve (12) months of the later of relocating to or starting work at a new job site for which SYNTEL provided any relocation expense reimbursement to EMPLOYEE or paid any relocation expense on behalf of EMPLOYEE, EMPLOYEE recognizes and agrees that EMPLOYEE shall pay to SYNTEL the amount of any such relocation expense reimbursement and/or any relocation expense paid by SYNTEL on behalf of EMPLOYEE. Cause includes, but is not limited to, breach of this Agreement, neglect of duties, failure to act in the best interests of SYNTEL, and violation of rules, regulations, and procedures established by SYNTEL.

13. Miscellaneous. This Agreement contains the entire agreement of the parties and SYNTEL shall not be bound by any other different, additional, or further agreements or understandings except as consented to in writing by the Chief Administrative Officer or the Vice President of Human Resources of SYNTEL. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No amendment hereof shall be effective unless contained in a written instrument signed by the parties hereto. No delay or omission by either party to exercise any right or power under this Agreement shall impair such right or power or be construed to be a waiver thereof. A waiver by either party of any of the covenants to be performed by the other party or of any breach shall not be construed to be a waiver of any succeeding breach or of any other covenant. If any portion of any provision of the Agreement is declared invalid, the offending portion of such provision shall be deemed severable from such provision and the remaining provisions of the Agreement, which shall remain in full force and effect. EMPLOYEE shall not assign or transfer this Agreement without the prior written consent of SYNTEL. EMPLOYEE’s employment with SYNTEL is at will and may be terminated by SYNTEL at any time with or without cause, and with or without notice. All rights and remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other rights or remedies available to either party at law, in equity, or otherwise. Paragraphs 2, 3, 6, 7, 8, 9, 10, 11, 12, and 13 of this Agreement shall survive termination of this Agreement and EMPLOYEE’s employment with SYNTEL. The parties submit to the jurisdiction and venue of the circuit court for the County of Oakland, State of Michigan or, if original jurisdiction can be established, the United States District Court for the Eastern District of Michigan with respect to: a) disputes, controversies, or claims arising out of EMPLOYEE’S failure to abide by Paragraphs 6, 7, and/or Exhibit A - “Confidential Information” of this Agreement, b) claims initiated by SYNTEL pursuant to Paragraph 10 of this Agreement, and c) the enforcement of any awards or relief granted pursuant to the dispute resolution procedures set forth in Paragraph 11 of this Agreement. The parties stipulate that the venues referenced in this Agreement are convenient. This Agreement shall be construed under and in accordance with the laws of the State of Michigan.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

Syntel INC

BY:	/s/ Rajesh Save	BY:	/s/ Rajiv Tandon
	Dr. Rajesh Save		Rajiv Tandon
Global Head – Human Resources

	July 18, 2014	DATE:	7/18/2014

EXHIBIT A

CONFIDENTIAL INFORMATION

In connection with your providing certain products and/or services to Syntel INC (“SYNTEL”) and/or on behalf of SYNTEL, you will have access to information concerning SYNTEL and SYNTEL’s clients. As a condition to your being given access to such information, you agree to treat any information concerning SYNTEL and/or SYNTEL’s clients (whether prepared by SYNTEL, its advisors or otherwise) which is furnished to you by or on behalf of SYNTEL and/or SYNTEL’s clients (herein collectively referred to as the “Confidential Information”) in accordance with the provisions of this letter and to take or abstain from taking certain other actions herein set forth. The term “Confidential Information” does not include information which (i) is already in your possession, or (ii) becomes generally available to the public other than as a result of a disclosure by you or your directors, officers, employees, agents or advisors, or (iii) becomes available to you on a non-confidential basis from a source other than SYNTEL and/or SYNTEL’s clients.

You hereby agree that the Confidential Information will be used solely for the purpose of providing certain products and/or services to and/or on behalf of SYNTEL, and that such information will be kept confidential by you and your advisors; provided, however, that (i) any of such information may be disclosed to your directors, officers and employees and representatives of your advisors who need to know such information for the purpose of providing such services to and/or on behalf of SYNTEL (it being understood that such directors, officers, employees and representatives shall be informed by you of the confidential nature of such information and shall be directed by you to treat such information confidentially), and (ii) any disclosure of such information may be made to which SYNTEL consents in writing.

Notwithstanding the foregoing, if you or any of your representatives are required (by oral question or request for information or documents in legal proceedings or similar process) to disclose any Confidential Information, you will promptly notify SYNTEL of such requirement so that SYNTEL may seek an appropriate protective order and/or waive your compliance with the provisions of this Agreement. If, in the absence of a protective order or the receipt of a waiver hereunder, you or any of your representatives is nonetheless, in the reasonable written opinion of counsel, compelled to disclose Confidential Information to any tribunal or else stand liable for contempt or suffer other censure or penalty, you or your representatives, after notice to SYNTEL, may disclose such Confidential Information to such tribunal. You or your representatives shall not be liable for the disclosure of Confidential Information hereunder to such tribunal compelling such disclosure unless such disclosure to such tribunal was caused by or resulted from a previous disclosure by you or your representatives not permitted by this Agreement.

You agree that the furnishing of Confidential Information neither grants nor implies any license under any trademark, patent, copyright, methodology, intellectual property or process right, or any other property right nor does the furnishing of Confidential Information constitute an inducement of any kind, or any representation, warranty, assurance, or guarantee with respect to the non infringement of trademarks, patents, copyrights, methodologies, intellectual property rights or processes, or any other property rights of third persons or of SYNTEL. You agree to promptly redeliver to SYNTEL, upon request, all Confidential Information on any tangible media and that you will not retain any copies, extracts or other reproductions in whole or in part of such material. You further agree that breach of this confidentiality letter agreement could cause irreparable harm to SYNTEL and that SYNTEL shall be entitled to any and all injunctive relief, as well as monetary damages, including reasonable attorney fees, for such breach.

You agree that this confidentiality letter agreement contains the entire agreement between you and SYNTEL regarding Confidential Information and SYNTEL shall not be bound by any other different, additional, or further agreements or understandings except as consented to in writing by SYNTEL. This confidentiality letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No amendment hereof shall be effective unless contained in a written instrument signed by the parties hereto. No delay or omission by either party to exercise any right or power under this Agreement shall impair such right or power or be construed to be a waiver thereof. A waiver by either party of any of the covenants to be performed by the other party or of any breach shall not be construed to be a waiver of any succeeding breach or of any other covenant. If any provision of this confidentiality letter agreement is declared invalid, such provision shall be deemed severable from the remaining provisions of the confidentiality letter agreement, which shall remain in full force and effect. All rights and remedies provided for in this confidentiality letter agreement shall be cumulative and in addition to and not in lieu of any other rights or remedies available to either party at law, in equity, or otherwise. This letter shall be governed by, and construed in accordance with, the laws of the State of Michigan.

Very truly yours,

Syntel INC

BY:	/s/ Rajesh Save	BY:	/s/ Rajiv Tandon
	Dr. Rajesh Save		Rajiv Tandon
Global Head – Human Resources

	July 18, 2014	DATE:	7/18/2014